EXHIBIT 10.5

Verbal Lease Agreement Description
(West Palm Beach, Florida)

On July 1, 2005, IQ Micro, Inc. ("Lessee") and D.P. Martin & Associates, Inc.("Lessor") verbally agreed to a month-to-month lease for the Lessee's use of a 250 square foot  single executive office in a shared office suite located at 500 Australian Avenue, Suite 700, West Palm Beach, Florida, 33401. The rental rate is $2,500 per month.